UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 6, 2013

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Immucor, Inc. (the “Company”) adopted the Annual Bonus Plan in order to reward officers of the Company for their contribution to the Company’s growth and profitability. The Annual Bonus Plan aligns awards with the Company’s performance in targeted areas by making the payment of a bonus dependent upon the Company’s achievement of certain performance goals set by the Committee.

The Committee also approved an increase in Dominique Petitgenet’s base salary to $400,000.

A copy of the Annual Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the exhibit.

Item 9.01.	Financial Statements and Exhibits.

10.1	Immucor, Inc. Annual Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

IMMUCOR, INC.

Date: August 12, 2013	By:	/s/Dominique Petitgenet
Dominique Petitgenet
Vice President and Chief Financial Officer